Exhibit 99.2

PERIODIC REPORT CERTIFICATION

of the Chief Financial Officer

I, Douglas H. Kelsall, Chief Financial Officer of eCollege.com (the "Company"), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Quarterly Report of the Company on Form 10-Q for the quarterly period ended March 31, 2003, as filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

      /s/ Douglas H. Kelsall
Douglas H. Kelsall
Chief Financial Officer
May 14, 2003

A signed original of this written statement required by Section 906 has been provided to eCollege.com and will be retained by eCollege.com and furnished to the Securities and Exchange Commission or its staff upon request.